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                                                                       EXHIBIT 1

                        Elgin National Industries, Inc.




                                  $85,000,000

                           11% Senior Notes due 2007

                              Purchase Agreement

                               November 3, 1997





                        BancAmerica Robertson Stephens
                       CIBC Wood Gundy Securities Corp.






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                                  $85,000,000

                           11% Senior Notes due 2007

                      of Elgin National Industries, Inc.

                              PURCHASE AGREEMENT


                                                                November 3, 1997

BancAmerica Robertson Stephens
CIBC Wood Gundy Securities Corp.
c/o BancAmerica Robertson Stephens
231 South LaSalle Street
17th Floor
Chicago, Illinois  60697

                     Re:  Elgin National Industries, Inc.
                          -------------------------------

Dear Sirs:

          Elgin National Industries, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to BancAmerica Robertson Stephens and CIBC Wood Gundy Securities Corp. (each, an "Initial Purchaser" and collectively, the "Initial Purchasers") an aggregate of $85,000,000 in principal amount of its 11% Senior Notes due 2007 (the "Senior Notes"), subject to the terms and conditions set forth herein. The Senior Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Senior Notes and the Exchange Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." The Notes will be guaranteed (the "Subsidiary Guarantees") by each of the entities listed on Schedule A, hereto (each, a "Guarantor" and collectively the "Guarantors"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

          1. Offering Memorandum. The Senior Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum, dated October 15, 1997 (the "Preliminary Offering Memorandum") and a final offering memorandum, dated November 3, 1997 (the "Offering Memorandum"), relating to the Senior Notes and the Subsidiary Guarantees.

          Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Senior Notes (and all securities, other than the Exchange



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Notes, issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

          THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES LESS THAN $100,000 OR IF OTHERWISE REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

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          2.  Agreements to Sell and Purchase.  On the basis of the
representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amounts of Senior Notes set forth opposite the name of such Initial Purchasers on Schedule B hereto at a purchase price equal to 97.0% of the principal amount thereof (the "Purchase Price").

          3. Terms of Offering. The Initial Purchasers have advised the Company that they will make offers (the "Exempt Resales") of the Senior Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), and (ii) not more than five other institutional "accredited investors," as defined in Rule 501(a) (1), (2), (3) or (7) under the Act, that make certain representations and agreements to the Company (each, an "Accredited Institution") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Senior Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

          The Initial Purchasers and their direct and indirect transferees of the Senior Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Senior Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Exchange Notes, to be offered in exchange for the Senior Notes (such offer to exchange being referred to as the "Exchange Offer") and the Subsidiary Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Senior Notes and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Senior Notes, the Subsidiary Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

          On the Closing Date, the proceeds of the Senior Notes will be used in connection with the consummation of the Recapitalization Transactions, as defined in the Offering Memorandum, including the repurchase from certain holders of common stock and preferred stock of ENI Holding Corp. ("ENI") and senior subordinated notes of the Company pursuant to the Repurchase Agreement dated October 15, 1997 (the "Repurchase Agreement") among the Company, ENI and the stockholders of ENI, and (ii) any other agreements and side letters ancillary to or in connection with the transactions contemplated by the Repurchase Agreement (the "Ancillary Agreements"). On the Closing Date, the Company and ENI will enter into and consummate an Agreement and Plan of Merger (the "Merger Agreement") and file a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of Delaware. The Repurchase

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Agreement, the Ancillary Agreements, the Merger Agreement and the Certificate of
Merger are hereinafter sometimes referred to collectively as the "Recapitalization Documents."

          On the Closing Date, the Company, the Guarantors and Bank of America National Trust and Savings Association will enter into an amended and restated Credit Agreement, on substantially the terms described in the Offering Memorandum (the "Senior Credit Facility" and, together with any notes, security agreement and other agreements ancillary thereto, the "Credit Documents"). The Operative Documents, the Recapitalization Documents and the Credit Documents are hereinafter sometimes referred to collectively as the "Transaction Documents."

          4.  Delivery and Payment.

              (a) Delivery of, and payment of the Purchase Price for, the Senior Notes shall be made at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., Chicago time, on November 5, 1997 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payment are herein called the "Closing Date."

             (b) One or more of the Senior Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Senior Notes (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company or on behalf of the Company as the Company directs in writing prior to 12:30 p.m., Chicago time, on the business day immediately preceding the Closing Date. The Global Note shall be made available to the Initial Purchasers for inspection not later than 12:30 p.m., Chicago time, on the business day immediately preceding the Closing Date.

          5. Agreements of the Company. The Company hereby agrees with the Initial Purchasers as follows:

              (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Senior Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Offering Memorandum untrue or that requires any additions to or changes in the Offering Memorandum in order to make the statements therein not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Senior Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Senior

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Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

              (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use prior to the date hereof of the Preliminary Offering Memorandum and, on and after the date hereof, the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

              (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Senior Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised (unless, in the opinion of counsel to the Company, such amendment or supplement is required by law) and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

              (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Company or the reasonable opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

              (e) Prior to the sale of all Senior Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Senior Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

              (f) So long as the Senior Notes are outstanding and during any period in which the Company is not subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and
(ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the quarter ended September 30, 1997 and the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

              (g) So long as the Senior Notes are outstanding, to furnish to the Initial Purchasers as soon as available copies of all publicly available information concerning the Company and/or its subsidiaries as either of the Initial Purchasers may reasonably request.

              (h) So long as any of the Senior Notes remain outstanding and during any period in which the Company and the Guarantors are not subject to
Section 13 or 15(d) of the Exchange Act, to make available to any holder of Senior Notes in connection with any sale thereof and any prospective purchaser of such Senior Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

              (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following expenses of the Company and the Guarantors incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Senior Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Senior Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Senior

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Notes, (iv) all expenses in connection with the registration or qualification of the Senior Notes and the Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Senior Notes and the Subsidiary Guarantees, (vi) all expenses and listing fees in connection with the application for quotation of the Senior Notes in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market, (vii) any fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Subsidiary Guarantees, (viii) the costs and charges of any transfer agent, registrar and/or depository (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, (xi) the fees and expenses of Houlihan, Lokey in connection with the preparation of their solvency letter, (xii) transportation costs of the "road show" presentation, and (xiii) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section. Notwithstanding the foregoing, except as provided in clause (iv) above and Sections 8 and 11 hereof, the Initial Purchasers shall be responsible for the fees and disbursements of their counsel.

              (j) To use its best efforts to effect the inclusion of the Senior Notes in PORTAL and to maintain the listing of the Senior Notes on PORTAL for so long as the Senior Notes are outstanding.

              (k) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

              (l) During the period beginning on the date hereof and continuing to and including the date that is 180 days after the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Senior Notes and the Subsidiary Guarantees, without the prior written consent of BancAmerica Robertson Stephens.

              (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Senior Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Senior Notes under the Act.

              (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Senior Notes.

              (o) To comply with all of its agreements set forth in the Registration Rights Agreement.

          (p) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, to satisfy all conditions precedent to the delivery of the Senior Notes and the Subsidiary Guarantees, and to file the charter amendment and enter into the agreement contemplated by Section 9(p).

          (q) To use the proceeds of the Senior Notes for the purposes specified in the Offering Memorandum, and to enter into the Credit Documents and to consummate the Recapitalization Transactions on substantially the terms described in the Offering Memorandum.

          (r) To enter into employment agreements with Senior Management (as defined in the Offering Memorandum) on substantially the terms described in the Offering Memorandum.

     6. Representations, Warranties and Agreements of ENI, the Company and the Guarantors. As of the date hereof, each of ENI, the Company and the Guarantors represents and warrants to, and agrees with, the Initial Purchasers, jointly and severally, that:

          (a) The Offering Memorandum does not, and any supplement or amendment to it will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

          (b) Each of ENI, the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (c) All outstanding shares of capital stock of ENI and the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

          (d) The Company is the only direct subsidiary of ENI, and the entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of ENI or the Company. All of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company (or, in the case of the Company, ENI), directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"), other than Liens granted in connection with the Company's current credit agreement or Liens to be granted in connection with the Credit Documents and other than Roberts & Schaefer (Mauritius) Private Limited, which is beneficially owned by the Company.

          (e) This Agreement has been duly authorized, executed and delivered by ENI, the Company and each of the Guarantors.

          (f) The Indenture has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors, the Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (g) The Senior Notes have been duly authorized by the Company, and, on the Closing Date, will have been validly executed and delivered by the Company. When the Senior Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Senior Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Senior Notes will conform, in all material respects, as to legal matters to the description thereof contained in the Offering Memorandum.

          (h) The Exchange Notes have been duly authorized by the Company. When the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (i) The Subsidiary Guarantee to be endorsed on the Senior Notes by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor. When the Senior Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Subsidiary Guarantees to be endorsed on the Senior Notes will conform, in all material respects, as to legal matters to the description thereof contained in the Offering Memorandum.

          (j) The Subsidiary Guarantee to be endorsed on the Exchange Notes by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Exchange Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Exchange Notes are issued, authenticated and delivered, the Subsidiary Guarantees to be endorsed on the Exchange Notes will conform, in all material respects, as to legal matters to the description thereof in the Offering Memorandum.

          (k) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and (iii) rights of indemnification or contribution may be limited by public policy considerations under the Federal securities laws. On the Closing Date, the Registration Rights Agreement will conform, in all material respects, as to legal matters to the description thereof in the Offering Memorandum.

          (l) The Company and each Guarantor (to the extent a party thereto) has all requisite corporate power and authority to enter into the Senior Credit Facility and each of the other Credit Documents.

          (m) Each of the Senior Credit Facility and the other Credit Documents has been duly and validly authorized and, on the Closing Date, will be duly and validly executed and delivered by the Company and each Guarantor party thereto and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of the Company and each Guarantor party thereto, enforceable against the

Company and each Guarantor party thereto in accordance with its terms, except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Subsidiary Guarantees to be endorsed on the Senior Notes will conform, in all material respects, as to legal matters to the description thereof contained in the Offering Memorandum.

          (n) ENI and the Company each has all requisite corporate power and authority to enter into the Recapitalization Documents.

          (o) Prior to the Closing Date, each of the Recapitalization Documents will be duly and validly authorized, and, no later than the Closing Date, will be duly and validly executed and delivered by the Company, ENI and any Guarantor party thereto, and, assuming due authorization, execution and delivery by the other parties thereto, constitutes or will constitute the valid and binding agreement of the Company, enforceable against ENI and the Company and any such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. All representations and warranties made by ENI and the Company in Section 4 of the Repurchase Agreement are true and correct in all material respects. Upon consummation of the merger of the Company with and into ENI, with ENI surviving, pursuant to the Merger Agreement and the Certificate of Merger, each of the agreements to which the Company was a party immediately prior to the consummation of such merger (including without limitation the Senior Notes and the Indenture) will constitute the valid and binding agreements of ENI, enforceable against ENI in accordance with their terms except (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and (iii) rights of indemnification or contribution may be limited by public policy considerations under the Federal securities laws.

          (p) Neither ENI, the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any Transaction Document or any other material obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and their subsidiaries, taken as a whole, to which the Company or any of their subsidiaries is a party or by which ENI, the Company or any of their subsidiaries or their respective property is bound, except such default or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or prevent or adversely affect the issuance of the Senior Notes as contemplated by this Agreement and the Offering Memorandum or the consummation of the Recapitalization Transactions.

          (q) The execution, delivery and performance of this Agreement and each of the other Transaction Documents by ENI, the Company and each of the Guarantors party thereto, compliance by ENI, the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not

(i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under Federal or state securities or Blue Sky laws) (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of ENI, the Company or any of its subsidiaries or any other Transaction Document or, except as set forth on Schedule 4.3 to the Repurchase Agreement (consents with respect to which will be obtained prior to the Closing Date), any other indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to ENI, the Company and their subsidiaries, taken as a whole, to which ENI, the Company or any of their subsidiaries is a party or by which ENI, the Company or any of their subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over ENI, the Company, any of their subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien (except for Permitted Liens, as defined in the Offering Memorandum) under, any agreement or instrument (other than the Credit Documents to the extent described in the Offering Memorandum) to which ENI, the Company or any of their subsidiaries is a party or by which ENI, the Company or any of their subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any material Authorization (as defined below) of ENI, the Company or any of their subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

          (r) Other than as described in the Offering Memorandum, there are no legal or governmental proceedings pending or threatened to which ENI, the Company or any of their subsidiaries is or could be a party or to which any of their respective property is or could be subject, which would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect, or which could prevent or adversely affect the issuance of the Senior Notes or the consummation of the Recapitalization Transactions.

          (s) Neither ENI, the Company nor any of their subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such violations which, (i) singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) are disclosed in the Offering Memorandum.

          (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which (i) would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) are not disclosed in the Offering Memorandum.

          (u) Each of ENI, the Company and their subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of ENI, the Company and their subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to ENI, the Company or any of their subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (v) The accountants, Coopers & Lybrand, L.L.P., that have certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to ENI, the Company and the Guarantors, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act. No separate financial statements of the Guarantors would be required to be included in the Offering Memorandum if the Offering Memorandum were included as a prospectus in a registration statement on Form S-1.

          (w) The historical financial statements, together with related schedules and notes included in the Offering Memorandum (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of ENI and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of ENI and the Company (including, with respect to statistical information not derived from the Company's business or accounting records, from secondary sources the Company reasonably believes to be reliable).

          (x) The pro forma financial data included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of ENI and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly in all material respects the historical transactions, the offering of the Notes and the Recapitalization

Transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum.

          (y) Neither ENI, the Company nor any Guarantor is or, after giving effect to the offering and sale of the Senior Notes and the application of the net proceeds thereof as described the Offering Memorandum, will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

          (z) Other than existing agreements with parties to the Repurchase Agreement, which agreements are being terminated and released in accordance with the Repurchase Agreement and Recapitalization Transactions, there are no contracts, agreements or understandings between ENI, the Company or any Guarantor and any person granting such person the right to require ENI, the Company or such Guarantor to file a registration statement under the Act with respect to any securities of ENI, the Company or such Guarantor or to require ENI, the Company or such Guarantor to include such securities with the Notes and Subsidiary Guarantees registered pursuant to any Registration Statement.

          (aa) Neither ENI, the Company nor any of their subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Senior Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R.
Part 224) of the Board of Governors of the Federal Reserve System.

          (bb) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

          (cc) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of ENI, the Company and their subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of ENI (other than in connection with the Recapitalization Transactions), the Company or any of their subsidiaries and (iii) neither ENI, the Company nor any of their subsidiaries has incurred any material liability or obligation, direct or contingent.

          (dd) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

          (ee) When the Senior Notes and the Subsidiary Guarantees are issued and delivered pursuant to this Agreement, neither the Senior Notes nor the Subsidiary Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or any Guarantor that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

          (ff) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by ENI, the Company, the Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom ENI, the Company and the Guarantors make no representation) in connection with the offer and sale of the Senior Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Senior Notes or the Subsidiary Guarantees have been issued and sold by the Company or any Guarantor within the six-month period immediately prior to the date hereof.

          (gg) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

          (hh) No registration under the Act of the Senior Notes or the Subsidiary Guarantees is required for the sale of the Senior Notes and the Subsidiary Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof and
(ii) the accuracy of the representations made by each Accredited Institution that purchases Senior Notes pursuant to an Exempt Resale as set forth in the letter of representations in the form of Annex A to the Offering Memorandum.

          (ii) None of ENI, the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Senior Notes or the Subsidiary Guarantees.

          (jj) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by ENI, the Company or such Guarantor to the Initial Purchasers as to the matters covered thereby.

          (kk) Neither ENI, the Company nor any Guarantor (i) is insolvent, (ii) will be rendered insolvent by the issuance of the Notes or the Subsidiary Guarantees, as applicable, or by the consummation of the Recapitalization Transactions, (iii) is, or immediately after consummation of the Recapitalization Transactions will be, engaged in a business or transaction for which its remaining assets constitute unreasonably small capital, or (iv) intends to incur, or believes that it will incur, debts (including contingent obligations) beyond its ability to pay such debts as they mature.

          ENI, the Company and the Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

     7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to ENI, the Company and the Guarantors, and agrees that:

          (a) Such Initial Purchaser is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Senior Notes.

          (b) Such Initial Purchaser (A) is not acquiring the Senior Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Senior Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Senior Notes only to
(x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, (y) not more than five Accredited Institutions that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum.

          (c) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchasers or any of their respective representatives in connection with the offer and sale of the Senior Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Senior Notes only from, and will offer to sell the Senior Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Senior Notes only to, and will solicit offers to buy the Senior Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (B) Accredited Institutions who make the representations contained in, and execute and return to the Initial Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum, in each case, that agree to be bound by the limitations on transfer set forth in the Offering Memorandum under "Transfer Restrictions."

          The Initial Purchaser acknowledges that ENI, the Company and the Guarantors and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to ENI, the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and each Initial Purchaser hereby consents to such reliance.

          8.  Indemnification.
              ----------------

              (a) The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company or any Guarantor to any holder or prospective purchaser of Senior Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to an Initial Purchaser furnished in writing to the Company by such Initial Purchaser, provided, however, that this indemnity agreement with respect to the Preliminary Offering Memorandum shall not inure to the benefit of an Initial Purchaser if the person asserting any such losses, claims, damages, liabilities, expenses or judgments purchased Notes from such Initial Purchaser, or any person controlling such Initial Purchaser, if a copy of the Final Offering Memorandum (as then amended or supplemented) was not sent or given by or on behalf of such Initial Purchaser to such person at or prior to the written confirmation of the sale of such Notes to such person and if it is finally determined by a court of competent jurisdiction that (x) the Final Offering Memorandum (as so amended or supplemented) would have corrected the defect giving rise to such loss, claim, damage, liability, expense or judgment and (y) such person would not have been entitled to any recovery with respect to such losses, claims, damages, liabilities, expenses or judgments had such person received the Final Offering Memorandum.

              (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchaser but only with reference to information furnished in writing to the Company by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum, as specified in a letter to be delivered on the Closing Date.

              (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by BancAmerica Robertson Stephens, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other hand from the offering of the Senior Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Senior Notes (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Senior Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged
untrue statement or omission or alleged omission.   No person guilty of
fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation (even if the Initial Purchasers were treated as one entity for such purpose). The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Senior Notes purchased by each of the Initial Purchasers hereunder and not joint.

          (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity, provided, however, that the terms of this
Section 8 supersede and replace that certain Indemnity Letter dated October 15, 1997 and such letter is terminated upon consummation of the sale of the Notes to the Initial Purchasers on the Closing Date and, at such date and time, shall be of no further force or effect with respect to the offering and sale of the Notes.

     9. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Senior Notes under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of ENI, the Company and the Guarantors contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Senior Notes than that on which the Senior Notes were marketed.

          (c) Since the respective dates as of which information is n in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of ENI, the Company and their material subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company, ENI or any of their subsidiaries and (iii) neither ENI, the Company nor any of their subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in the reasonable judgment of BancAmerica Robertson Stephens, is material and adverse and, in the reasonable judgment of BancAmerica Robertson Stephens, makes it impracticable to market the Senior Notes on the terms and in the manner contemplated in the Offering Memorandum.

          (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company and the President and the Treasurer of each of the Guarantors, confirming the matters set forth in Sections 6(cc), 6(kk), 9(a) and 9(b) and stating that each of the Company and the Guarantors has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

     (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of Mayer Brown & Platt, counsel for ENI, the Company and the Guarantors, to the effect that:

               (i) each of ENI, the Company and the Guarantors incorporated in Illinois or Delaware has been duly incorporated and is validly existing and each such corporation and each other Guarantor is a corporation in good standing under the laws of its jurisdiction of incorporation (based solely on certificates of public officials); each such corporation has the corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

               (ii) based solely on certificates of public officials, each of ENI, the Company and the Guarantors is duly qualified and is in good standing as a foreign corporation authorized to do business in each of the states set forth on an Annex to such opinion;

               (iii) all of the outstanding shares of capital stock of each of the Company's subsidiaries are, to the best of such counsel's knowledge, owned by the Company, and, to the best knowledge of such counsel, are free and clear of any Lien, other than Liens granted in connection with the Company's current credit agreement or Liens to be granted in connection with the Credit Documents and other than Roberts & Schaefer (Mauritius) Private Limited, which is beneficially owned by the Company;

               (iv) the Senior Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

               (v) the Subsidiary Guarantees have been duly authorized and, when the Senior Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms;

               (vi) the Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms;

               (vii) the Repurchase Agreement and each of the Ancillary Agreements has been duly and validly authorized, executed and delivered by ENI and the Company, and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of the Company, enforceable against ENI and the Company in accordance with its terms;

               (viii) this Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

               (ix) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms;

               (x) the Exchange Notes have been duly authorized and, if and when executed, delivered and issued in the Exchange Offer pursuant to and in the manner contemplated by the Registration Rights Agreement and authenticated by the Trustee in accordance with the Indenture, will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company and the Guarantors, enforceable against them in accordance with their terms;

               (xi) the Merger Agreement and the Certificate of Merger have been duly authorized by all necessary corporate action by the Company and ENI; upon filing of the Certificate of Merger with the Secretary of State of Delaware, the merger of the Company with and into ENI will be effective upon the terms set forth in the Merger Agreement and the Certificate of Merger; upon effectiveness of such merger, the Indenture and the Notes will constitute the valid and binding agreements of ENI, enforceable against ENI in accordance with their terms;

               (xii) the statements under the captions "Certain United States Federal Tax Consequences," "Recapitalization Transactions," and "Plan of Distribution" in the Offering Memorandum, insofar as such statements constitute a summary of legal matters, fairly present in all material respects such legal matters; the Senior Notes and the Subsidiary Guarantees conform, in all material respects, as to legal matters to the description thereof contained in the Offering Memorandum;

               (xiii) the execution, delivery and performance of this Agreement and each of the other Transaction Documents by ENI, the Company and each of the Guarantors party thereto, the compliance by ENI, the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under federal, state or foreign securities laws), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of ENI as amended in connection with the Recapitalization Transactions, the Company or any of their subsidiaries or the other Transaction Documents or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is identified (as set forth on a schedule to such opinion) to such counsel as material to ENI, the Company and their subsidiaries, taken as a whole, to which ENI, the Company or any of their subsidiaries is a party or by which ENI, the Company or any of their subsidiaries or their respective property is bound (as set forth on a schedule to such opinion), (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency of the United States, Illinois or New York having jurisdiction over ENI, the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien (other than Permitted Liens, as defined in the Offering Memorandum) under, any agreement or instrument (other than the Credit Documents) to which ENI, the Company or any of their subsidiaries is a party or by which the Company or any of their subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization of ENI, the Company or any of their subsidiaries;

                    (xiv) other than as set forth in the Offering Memorandum, after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which ENI, the Company or any of their subsidiaries is or could be a party or to which any of their respective property is or could be subject, which could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect;

                    (xv) neither ENI, the Company nor any Guarantor is nor, after giving effect to the offering and sale of the Senior Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                    (xvi) to the best of such counsel's knowledge after due inquiry, and other than as disclosed in Section 6 of this Agreement, there are no contracts, agreements or understandings between ENI, the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Act with respect to any securities of ENI, the Company or such Guarantor or to require ENI, the Company or such Guarantor to include such securities with the Notes and Subsidiary Guarantees registered pursuant to any Registration Statement;

                    (xvii) it is not necessary in connection with the offer, sale and delivery of the Senior Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA; and

                    (xviii)  no registration under the Act of the Senior Notes is required for the sale of the Senior Notes or such Guarantees to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that (i) each Initial Purchasers is a QIB or an Accredited Institution, each Eligible Purchaser to whom Senior Notes is sold is a QIB, an Accredited Institution, or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement, (iii) the accuracy of the representations of the Company and the Guarantors and (iv) with respect to Accredited Institutions, the accuracy of the representations made by such Accredited Institutions as set forth in the letter of representation executed by such Accredited Institution in the form of Annex A to the Offering Memorandum.



          Such opinion shall also include a statement of such counsel to the effect that such counsel has no reason to believe that, as of the date of the Offering Memorandum or as of the Closing Date, the Offering Memorandum, as amended or supplemented, if applicable (except for the financial statements and other financial and statistical data included therein, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The opinion of Mayer Brown & Platt described in Section 9(e) above shall be rendered to you at the request of the Company and the Guarantors and shall so state therein. In giving (x) opinions with respect to enforceability, such counsel may take reasonable exceptions with respect to the effect of bankruptcy, insolvency, fraudulent conveyance, or similar laws, applicable limitations on the availability of rights of acceleration or equitable remedies and public policy considerations with respect to enforceability of indemnification or contribution provisions under the Federal securities laws, and (y) the statement with respect to the matters covered by the preceding paragraph, such counsel may state that their beliefs are based upon their participation in the preparation of the Offering Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          The Initial Purchasers shall also have received (a) an opinion with respect to the Guarantors incorporated in West Virginia from West Virginia counsel reasonably satisfactory to the Initial Purchasers with respect to the matters set forth in clauses (i), (ii), (v), (vi), (viii), (ix) and (x) with respect to due authorization above, and (b) an opinion from Mayer, Brown & Platt (which may be included in the opinion described above) that the Senior Credit Facility and the other Credit Documents have been duly and validly authorized, executed and delivered, and an opinion that the Senior Credit Facility and the other Credit Documents constitute enforceable obligations of the Company and the Guarantors party thereto, which opinion shall be in the form of, and may contain any and all exceptions taken in, the opinion of such firm delivered on the Closing Date to the lender(s) under the Senior Credit Facility.

     (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

     (g) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Initial Purchasers from Coopers & Lybrand, L.L.P., independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

     (h) The Senior Notes shall have been approved by the NASD for trading and duly listed in PORTAL and by DTC for book entry trading.

     (i) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantors and the Trustee.

     (j) The Company and the Guarantors shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

     (k) Neither the Company nor the Guarantors shall have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Guarantors, as the case may be, at or prior to the Closing Date.

     (l) All conditions to the consummation of the Recapitalization Transactions shall have been satisfied (or, with the consent of the Initial Purchasers in connection with any condition to the Company's obligation to close the Recapitalization Transactions, waived) and the Recapitalization Transactions shall be prepared, in the reasonable judgment of the Initial Purchasers and their counsel, to close on substantially the terms described in the Offering Memorandum immediately after the issue and sale of the Senior Notes pursuant to this Agreement.

     (m) The Credit Documents shall have been executed and delivered and shall be effective, on substantially the terms set forth in the Offering Memorandum.

     (n) The members of Senior Management (as defined in the Offering Memorandum) shall have entered into their respective employment agreements on substantially the terms specified in the Offering Memorandum.

     (o) The Initial Purchasers shall have received a report, addressed to them, from Houlihan, Lokey with respect to the solvency of the Company after giving effect to the Recapitalization Transactions and the issuance of the Senior Notes, and such report shall be satisfactory in form and substance to the Initial Purchasers and their counsel.

     (p) The Initial Purchasers shall have received (i) a copy of the amendment to the Certificate of Incorporation of the Company, to be filed with the Delaware Secretary of State on the Issue Date, setting forth the maturity date for the Company's outstanding preferred stock, as December 31, 2007, and eliminating any requirement for payment of any dividends prior to such date and
(ii) a copy of an agreement of the Principals for the benefit of the Trustee amending the terms of the preferred stock units to correspond to the terms of the preferred stock as aforesaid, each, as described in the Offering Memorandum.

    10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

          This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company from BancAmerica Robertson Stephens if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the judgment of BancAmerica Robertson Stephens, is material and adverse and, in the judgment of BancAmerica Robertson Stephens, makes it impracticable to market the Senior Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the NASDAQ National Market or limitation on prices for securities or other instruments on any such exchange or the NASDAQ National Market, (iii) the suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the opinion of BancAmerica Robertson Stephens materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of BancAmerica Robertson Stephens has a material adverse effect on the financial markets in the United States.

     11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to Elgin National Industries, Inc., 2001 Butterfield Road, Suite 1020, Downers Grove, Illinois 60515-1050, (630) 434-7243 and (ii) if to the Initial Purchasers, c/o BancAmerica Robertson Stephens, 231 South LaSalle Street, 17th Floor, Chicago, Illinois 60697, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, any Guarantor, the officers or directors of the Company or any Guarantor, or any person controlling the Company or any Guarantor, (ii) acceptance of the Senior Notes and payment for them hereunder and (iii) termination of this Agreement.

          If for any reason the Senior Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company and each Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them, subject to the fee limitations set forth in that certain letter agreement between BankAmerica Robertson Stephens and the Company dated October 15, 1997. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company and each Guarantor also agree, jointly and severally, to reimburse each of Initial Purchasers and its officers, directors and each person, if any, who controls such Initial Purchasers within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act for any and all reasonable fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Senior Notes from the Initial Purchasers merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the purchase agreement among the Company, the Guarantors and the Initial Purchasers.

                                 Very truly yours,

                                 ELGIN NATIONAL INDUSTRIES, INC.



                                 By: /s/ Fred C. Schulte
                                    ------------------------------
                                    Name: Fred C. Schulte
                                    Title: Chairman and CEO


                                 ENI HOLDING CORP.



                                 By: /s/ Fred C. Schulte
                                    ------------------------------
                                    Name: Fred C. Schulte
                                    Title: Chairman, President and CEO



                                 TABOR MACHINE COMPANY



                                 By: /s/ Fred C. Schulte
                                    ------------------------------
                                    Name: Fred C. Schulte
                                    Title: Senior Vice President

                                 NORRIS SCREEN AND
                                 MANUFACTURING, INC.



                                 By: /s/ Fred C. Schulte
                                    ------------------------------
                                    Name: Fred C. Schulte
                                    Title: Senior Vice President

                                 TRANSERVICE INC.



                                 By: /s/ Fred C. Schulte
                                    ------------------------------
                                    Name: Fred C. Schulte
                                    Title: Senior Vice President

                                 CENTRIFUGAL SERVICES, INC.



                                 By: /s/ Fred C. Schulte
                                    ------------------------------
                                    Name: Fred C. Schulte
                                    Title: Chairman, President and CEO

                                 MINING CONTROLS, INC.



                                 By: /s/ Fred C. Schulte
                                    ------------------------------
                                    Name: Fred C. Schulte
                                    Title: Senior Vice President

                                 CLINCH RIVER CORPORATION



                                 By: /s/ Fred C. Schulte
                                    ------------------------------
                                    Name: Fred C. Schulte
                                    Title: Senior Vice President

                                 ROBERTS & SCHAEFER COMPANY



                                 By: /s/ Fred C. Schulte
                                    ------------------------------
                                    Name: Fred C. Schulte
                                    Title: Chairman and CEO

                                 SOROS ASSOCIATES, INC.



                                 By: /s/ Fred C. Schulte
                                    ------------------------------
                                    Name: Fred C. Schulte
                                    Title: President


BANCAMERICA ROBERTSON STEPHENS



By: /s/ Thomas J. McGrath
   -----------------------------
   Name: Thomas J. McGrath
   Title: Managing Director

CIBC WOOD GUNDY SECURITIES CORP.



By: /s/ Edward Levy
   -----------------------------
   Name: Edward Levy
   Title: Managing Director

                                  SCHEDULE A


          Guarantors                          State of Incorporation
          ----------                          ----------------------



          Tabor Machine Company                     West Virginia

          Norris Screen and Manufacturing, Inc.     West Virginia

          TranService Inc.                          Delaware

          Centrifugal Services, Inc.                Illinois

          Mining Controls, Inc.                     Delaware

          Clinch River Corporation                  Virginia

          Roberts & Schaefer Company                Delaware

          Soros Associates, Inc.                    Delaware

                                  SCHEDULE B

                       Initial Purchasers                                Principal Amount
                       ------------------                                    of Notes
                                                                         ----------------
BancAmerica Robertson Stephens...................................           $59,500,000
CIBC Wood Gundy Securities Corp..................................           $25,500,000
                                                                            -----------
   Total.........................................................           $85,000,000
                                                                            ===========

                                 S-2

                                  SCHEDULE C

                    SUBSIDIARIES OF ENI HOLDING CORPORATION


          Elgin National Industries, Inc.                      Delaware

GUARANTORS

          Tabor Machine Company                                West Virginia

          Norris Screen and Manufacturing, Inc.                West Virginia

          TranService Inc.                                     Delaware

          Centrifugal Services, Inc.                           Illinois

          Mining Controls, Inc.                                Delaware

          Clinch River Corporation                             Virginia

          Roberts & Schaefer Company                           Delaware

          Soros Associates, Inc.                               Delaware

OTHER SUBSIDIARIES

          Cabell Construction Company (inactive)               Delaware

          Centrifugal and Mechanical Industries Inc.(inactive) Delaware

          Chandler Products, Inc. (inactive)                   Delaware

          ENI International, Inc.                              Barbados

          Ohio Rod Products Company (inactive)                 Delaware

          Roberts & Schaefer Australia Pty Ltd                 Australia

          Roberts & Schaefer Company, Ltd. (inactive)          Canada

          Roberts & Schaefer Engineering Private Ltd.     India Offshore company

          Roberts & Schaefer (Mauritius) Private Limited  Mauritius company

          Thompson-Starrett Construction Company, Inc.(inactive)   New York

                                      A-1